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                                                                     Exhibit A-3

                            CERTIFICATE OF FORMATION

                                       OF

                            LIMITED LIABILITY COMPANY

         I, Michael J. Gluckman, having been duly authorized by the members of Haverstraw Bay, LLC, the limited liability company formed hereby, DO HEREBY CERTIFY that:

                  There is, by the filing of this Certificate, formed under the Delaware Limited Liability Company Act (the "Delaware LLC Act") a limited company to be known as Haverstraw Bay, LLC (hereinafter referred to as the "Company")

                  The address of the registered office of the Company in the State of Delaware is:

                           c/o The Corporation Trust Company
                           1209 Orange Street
                           Wilmington, Delaware 19801

                  The name and address of the registered agent for service of process required to be maintained by section 18-104 of the Delaware LLC Act is:

                           The Corporation Trust Company
                           1209 Orange Street
                           Wilmington, Delaware 19801

         IN WITNESS WHEREOF, Michael J. Gluckman executed this Certificate this 14th day of September, 1999.

                                    _________________________________________
                                    Michael J. Gluckman, President & CEO